Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Numbers 333-96699, 333-92483-99, 333-91829-99, 333-91743-99, 333-87069-99, 333-86289-99, 333-76077-99, 333-45446-99, 333-11313-99 and 333-121908) of Nabors Industries Ltd., on Form S-3 (Registration Numbers 333-85228-99 and 333-99267) of Nabors Industries Ltd., on Form S-3 (Registration Numbers 333-136797-01, 333-107806-01 and 333-91296) of Nabors Industries Ltd. and Nabors Industries, Inc., and on Form S-3 (Registration Number 333-102246) of Nabors Industries Ltd., Nabors Industries, Inc., Nabors Holdings 1 ULC, Nabors Holdings Ltd. and Nabors International Finance Inc. of our report dated March 1, 2007, except as to the discontinued operations described in Note 20 which is as of February 5, 2008 relating to the consolidated financial statements of Nabors Industries Ltd., which appears in this Current Report on Form 8-K.
/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 5, 2008